Exhibit 10.3

MIND MEDICINE (MINDMED) INC.

INDUCEMENT GRANT

RSU AWARD AGREEMENT

This RSU Award Agreement is entered into between Mind Medicine (MindMed) Inc. (the "Corporation") and the RSU Holder named below. Your Award has been granted as an inducement that is material to your employment with the Corporation pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) and not pursuant to the Corporation’s Performance and Restricted Share Unit Plan of the Corporation (the "Plan") effective March 7, 2023, as amended, however, the Award will be governed in all respects as if issued under the Plan, as well this RSU Award Agreement.

Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this RSU Award Agreement. This RSU Award Agreement confirms that:

1.
on [[GRANTDATE]]
2.
[[FIRSTNAME]] [[LASTNAME]] (the “RSU Holder”)
3.
was granted [[SHARESGRANTED]] non-assignable restricted share units (the "Award"), such Award to be effective on the date the Corporation confirms the grant of the Award by countersigning this RSU Award Agreement;
4.
vesting of the Award will not be subject to the attainment of performance objectives;
5.
the Award, or portions thereof, as applicable, shall vest at 5:00 p.m. (Toronto time) as to the number of Shares (the "RSU Shares") and on the dates listed in the following table (each, a "Vesting Date") provided, however, that if the RSU Holder experiences a Period of Absence (as defined in the Plan) for any period between the Award Date (as hereinafter defined) and an applicable Vesting Date, the portion of the Award that vests shall be subject to adjustment in accordance with the terms set out in the Plan:

Vesting Date	Portion of Award Vested

[[ALLVESTSEGS]]

Total	[[SHARESGRANTED]] RSU Shares

all on the terms and subject to the conditions set out in the Plan.

By signing this RSU Award Agreement, the RSU Holder:

(i)
acknowledges that he or she has received a copy of the Plan, has read and understands the Plan and that he or she will abide by its terms and conditions, which terms and conditions include the right of the Corporation to amend or terminate the Plan or any of its terms and to determine vesting and other matters in respect of an Award;

(ii)
agrees that other than pursuant to Section 5.2 of the Plan, an RSU does not carry any voting rights or the right to receive dividends or distributions of the Corporation, if and when declared;

(iii)
recognizes that (A) during the period between granting of an Award and the Vesting Date of all or a portion of an Award (or settlement thereof), the value of an Award and RSU Shares may be subject to a number of factors; and (B) the Corporation accepts no responsibility for any fluctuations in the value of the Award or the RSU Shares;

(iv)
acknowledges that neither the Corporation nor its affiliates or associates, nor their respective advisors, assume any responsibility as regards to the tax consequences that participation in the Plan will have for the RSU Holder or as regard to any changes to, or interpretations of, applicable tax laws and regulations made by applicable governmental authorities and the RSU Holder is urged to consult his or her own tax advisor in such regard;

(v)
acknowledges that he or she is solely liable for any taxes or penalties which may be payable pursuant to the Code or to Canada Revenue Agency under the Income Tax Act (Canada) or any other taxing authority in respect of the grant, vesting or settlement of an Award (including any taxes or penalties that may arise under Section 409A of the Code) and agrees to make arrangements satisfactory to the Corporation for the payment of cash to the Corporation sufficient to satisfy any income or employment taxes in respect of the grant, vesting or delivery of the Award or the RSU Shares under this RSU Award Agreement, and provided further that the delivery of RSU Shares pursuant to an Award is contingent upon satisfaction of applicable withholding requirements and applicable taxes may be withheld from any payments due to him or her, including such payment in settlement of an Award;

(vi)
agrees that he or she will, at all times, act in strict compliance with applicable laws and all polices of the Corporation applicable to the RSU Holder in connection with the Plan and the Award, which applicable laws and policies shall include, without limitation, those governing "insiders" and "reporting issuers" (as those terms are defined in applicable securities laws) and the Corporation's insider trading policy, a copy of which has been provided or made available to the RSU Holder;

(vii)
acknowledges that: (i) the Award shall not be effective until the date the

Corporation has confirmed the grant of the Award by countersigning this RSU Award Agreement; and (ii) the RSU Holder has no right or entitlement to be issued any underlying RSU Shares prior to such date; and

(viii)
acknowledges that, unless the Award and the RSU Shares are registered or qualified under applicable securities laws, the RSU Shares issued upon redemption of the Awards hereunder may be subject to statutory restrictions upon resale including hold periods and the certificates representing such RSU Shares will bear a legend to that effect.

The grant of the Award and the issuance and delivery of the underlying RSU Shares or the payment of the Market Value in respect of an RSU Share are subject to the terms and conditions of the Plan (as modified or varied by this RSU Award Agreement), all of which are incorporated into and form an integral part of this RSU Award Agreement.

Nothing in the Plan or in this RSU Award Agreement will affect the right of the Corporation or any of its Subsidiaries to terminate the employment of, term of office of, or consulting agreement with, the RSU Holder at any time for any reason whatsoever. Upon such termination, the RSU Holder's rights to the Award and the RSU Shares will be subject to restrictions and time limits, the complete details of which are set out in the Plan.

This RSU Award Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the RSU Holder and the legal representative of the RSU Holder's estate any other person who acquires the Award or RSU Shares by bequest or inheritance. The RSU Holder shall not be entitled to assign this RSU Award Agreement nor the Award granted hereby except in accordance with the Plan.

This RSU Award Agreement may be executed in counterparts and by facsimile or other electronic means, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

This RSU Award Agreement, the grant of the Award hereunder and under the Plan, and the settlement of the Award shall be, as applicable, governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein without regard to principles of conflicts of laws that would impose the laws of another jurisdiction. The Courts of the Province of Ontario shall have the exclusive jurisdiction to hear and decide any disputes or other matters arising herefrom.

To the extent applicable, with respect to U.S. RSU Holders, the Award is intended to be exempt from the requirements of Section 409A of the Code and applicable regulations and guidance under the statute and shall be construed and interpreted accordingly. In no event whatsoever shall the Corporation or any Subsidiary or affiliate of the Corporation be liable for any additional tax, interest or penalties that may be imposed on the RSU Holder or the RSU Holder's beneficiary or estate under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or otherwise.

All capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

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Should you wish to accept the grant of the Award as described in this RSU Award Agreement, please sign where indicated below and return one copy of this RSU Award Agreement to the Corporation.

ACCEPTED AND AGREED by the RSU Holder as at [[RESADDR1]] [[RESADDR2]] [[RESCITY]] [[RESSTATEORPROV]] [[RESPOSTALCODE]] [[RESCOUNTRY]] and intending to be legally bound:

[[FIRSTNAME]] [[LASTNAME]]
Name of RSU Holder

[[SIGNATURE]]
Signature of RSU Holder

The Corporation hereby confirms the grant of the Award described in this RSU Award Agreement effective as of this [[GRANTDATE]] (the “Award Date”).

MIND MEDICINE (MINDMED) INC
By: